Exhibit

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


R. E. Bassie & Co.
Certified Public Accountants
--------------------------------------------------------------------------------
                                               6671 Southwest Freeway, Suite 550
                                               Houston, Texas 77074-2220
                                               Tel: (713) 272-8500
                                               E-Mail: Rebassie@aol.com


The Board of Directors and Stockholders
FTS Group, Inc.:

We consent to the incorporation by reference in this Registration Statement of FTS Group, Inc. on Form SB-2 of our report dated April 10, 2006, appearing in the Annual Report on Form 10-KSB of FTS Group, Inc. for the year ended December 31, 2005.


                                               /s/ R. E. Bassie & Co.


Houston, Texas
April 28, 2006